Oppenheimer Total Return Fund, Inc.
                        Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  03/31/86               0.0550         0.0000              7.880
  06/30/86               0.0700         0.0000              8.060
  09/29/86               0.0700         0.0000              7.700
  12/29/86               0.1700         1.0300              6.800
  03/30/87               0.0700         0.0000              7.930
  06/26/87               0.0700         0.0950              8.010
  09/25/87               0.0700         0.0000              8.520
  12/24/87               0.1050         1.2750              6.010
  03/25/88               0.0600         0.0000              6.220
  06/24/88               0.0600         0.0100              6.570
  09/23/88               0.0600         0.0000              6.360
  12/23/88               0.0850         0.1100              6.270
  03/23/89               0.0600         0.0000              6.520
  06/23/89               0.0600         0.0000              6.990
  09/22/89               0.0600         0.0000              7.300
  12/22/89               0.0950         0.5900              6.550
  03/23/90               0.0600         0.0000              6.600
  06/22/90               0.0600         0.0450              6.710
  09/21/90               0.0600         0.0000              6.100
  12/21/90               0.0600         0.0150              6.110
  03/22/91               0.0600         0.0000              6.900
  06/21/91               0.0600         0.0000              7.000
  09/20/91               0.0600         0.0000              7.600
  12/20/91               0.0500         0.5550              6.910
  03/27/92               0.0600         0.0000              7.580
  06/26/92               0.0500         0.0150              6.960
  09/25/92               0.0500         0.0000              7.260
  12/21/92               0.0410         0.3580              7.630
  03/26/93               0.0500         0.0000              8.180
  06/25/93               0.0500         0.0150              8.450
  09/24/93               0.0500         0.0000              9.000
  12/23/93               0.0500         0.5684              8.480
  03/25/94               0.0500         0.0000              8.740
  06/24/94               0.0500         0.0000              7.780
  09/23/94               0.0500         0.0000              8.120
  12/27/94               0.0622         0.0000              7.790
  03/24/95               0.0500         0.0000              8.260
  06/23/95               0.0500         0.0000              8.920
  09/22/95               0.0500         0.0000              9.440
  12/26/95               0.0762         0.5478              9.270







  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class B Shares
  06/25/93               0.0460         0.0150              8.420
  09/24/93               0.0400         0.0000              8.960
  12/23/93               0.0231         0.5684              8.450
  03/25/94               0.0410         0.0000              8.690
  06/24/94               0.0350         0.0000              7.740
  09/23/94               0.0350         0.0000              8.080
  12/27/94               0.0453         0.0000              7.740
  03/24/95               0.0350         0.0000              8.210
  06/23/95               0.0320         0.0000              8.860
  09/22/95               0.0320         0.0000              9.380
  12/26/95               0.0567         0.5478              9.200

Class C Shares
  09/22/95               0.0500         0.0000              9.430
  12/26/95               0.0645         0.5478              9.240

Class Y Shares
  06/24/94               0.0500         0.0000              7.780
  09/23/94               0.0570         0.0000              8.120
  12/27/94               0.0649         0.0000              7.780
  03/24/95               0.0510         0.0000              8.260
  06/22/95               0.0530         0.0000              8.920
  09/22/95               0.0520         0.0000              9.440
  12/26/95               0.0774         0.5478              9.270


1. Average Annual Total Returns for the Periods Ended 12/31/95:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,226.38 1                 $2,106.22 .2
 (---------) - 1 = 22.64%          (---------)   - 1 = 16.06%
   $1,000                      $1,000


  Ten Year

  $3,680.62 .1
 (---------) - 1 = 13.92%
   $1,000
1. Average Annual Total Returns for the Periods Ended 12/31/95 (Continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                         Inception

  $1,240.28 1                 $1,312.71 .3750
 (---------) - 1 = 24.03%          (---------)   - 1 = 10.74%
   $1,000                      $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

  Inception

  $1,078.24 2.9508
 (---------) - 1 = 24.89%
   $1,000


Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year and 0.00% for the inception year:

  One Year                         Inception

  $1,302.26 1                 $1,261.30 .6316
 (---------) - 1 = 30.23%          (---------)  - 1 = 15.79%
   $1,000                      $1,000

Examples at NAV:

Class A Shares

  One Year                              Five Year

  $1,301.23 1                 $2,234.73 .2
 (---------) - 1 = 30.12%          (---------)   - 1 = 17.45%
   $1,000                      $1,000

  Ten Year

  $3,905.21 .1
 (---------) - 1 = 14.59%
   $1,000


Class B Shares

  One Year                         Inception

  $1,290.28 1                 $1,342.71 .3750
 (---------) - 1 = 29.03%          (---------)   - 1 = 11.68%
   $1,000                      $1,000

1. Average Annual Total Returns for the Periods Ended 12/31/95 (Continued):

Examples at NAV:

Class C Shares

  Inception

  $1,088.24  2.9508
 (---------) - 1 = 28.34%
   $1,000


Class Y Shares

  One Year                         Inception

  $1,302.26 1                 $1,261.30 .6316
 (---------) - 1 = 30.23%          (---------)   - 1 = 15.79%
   $1,000                      $1,000


2.  Cumulative Total Returns for the Periods Ended 12/31/95:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $1,226.38 - $1,000                  $2,106.22 - $1,000
    ------------------  =  22.64%       ------------------  = 110.62%
         $1,000                              $1,000

    Ten Year

    $3,680.62 - $1,000
    ------------------  = 268.06%
         $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

     One Year                      Inception Year

    $1,240.28 - $1,000                  $1,312.71 - $1,000
    ------------------  =  24.03%       ------------------  = 31.27%
         $1,000                               $1,000





2.  Cumulative Total Returns for the Periods Ended 12/31/95 (Continued):


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

    Inception

    $1,078.24 - $1,000
    ------------------  =   7.82%
        $1,000

Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year, and 0.00% for the inception year:

     One Year                      Inception

    $1,302.26 - $1,000                  $1,261.30 - $1,000
    ------------------  =  30.23%       ------------------  =  26.13%
         $1,000                               $1,000


Examples at NAV:

Class A Shares

    One Year                       Five Year

    $1,301.23 - $1,000                  $2,234.73 - $1,000
    ------------------  =  30.12%       ------------------  = 123.47%
         $1,000                               $1,000

    Ten Year

    $3,905.21 - $1,000
    ------------------  = 290.52%
         $1,000


Class B Shares

    One Year                       Inception

    $1,290.28 - $1,000                  $1,342.71 - $1,000
    ------------------  =  29.03%       ------------------  =  34.27%
         $1,000                               $1,000


Class C Shares

    Inception

    $1,088.24 - $1,000
    ------------------  =   8.82%
         $1,000


2.  Cumulative Total Returns for the Periods Ended 12/31/95 (Continued):


Examples at NAV:

Class Y Shares

    One Year                       Inception

    $1,302.26 - $1,000                  $1,261.30 - $1,000
    ------------------  = 30.23%        ------------------  = 26.13%
         $1,000                               $1,000